HEALTHPEAK PROPERTIES, INC.
EMPLOYEE STOCK PURCHASE PLAN
(Adopted January 30, 2025)
1.Purpose. The purpose of the Healthpeak Properties, Inc. Employee Stock Purchase Plan (the “Plan”) is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Shares of the Company. The Plan is not intended to qualify as an “employee stock purchase plan” under Section 423 of the Code.
2.Definitions.
(a)“Administrator” means one or more of the Company’s officers or management team appointed by the Committee to administer the day-to-day operations of the Plan. Except as otherwise provided in the Plan, the Committee may assign any of its administrative tasks to the Administrator.
(b)“Board” means the Board of Directors of the Company.
(c)“Change in Control” means the occurrence of any of the following:
i.The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (1) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this clause (i), the following acquisitions shall not constitute a Change in Control; (A) any acquisition directly from the Company, (B) any acquisition by the Company or the Service Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliate of the Company or a successor, (D) any acquisition by any entity pursuant to a transaction that complies with clauses (iii)(A), (B) and (C) below, and (E) any acquisition by a Person who owned at least 35% of either the Outstanding Company Common Stock or the Outstanding Company Voting Securities as of the Effective Date or an affiliate of any such Person;

ii.A change in the Board or its members such that individuals who, as of the later of the Effective Date or the date that is two years prior to such change (the later of such two dates is referred to as the “Measurement Date”), constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Measurement Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board (including for these purposes, the new members whose election or nomination was so approved, without counting the member and his predecessor twice) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

iii.Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the

Company, or the acquisition of assets or stock of another entity by the Company or any of its Subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 66 2/3% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, a Parent) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any entity resulting from such Business Combination or a Parent or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination or Parent) beneficially owns, directly or indirectly, more than 35% of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that the ownership in excess of 35% existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors or trustees of the entity resulting from such Business Combination or a Parent were members of the Incumbent Board (determined pursuant to clause (ii) above using the date that is the later of the Effective Date or the date that is two years prior to the Business Combination as the Measurement Date) at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

iv.Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company other than in the context of a transaction that does not constitute a Change in Control under clause (iii) above.
The Administrator shall have full and final authority to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto.
(d)“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto, and the regulations promulgated thereunder.
(e)“Committee” means the Compensation and Human Capital Committee of the Board, or such other committee of the Board as may be designated by the Board to administer the Plan.
(f)“Company” means Healthpeak Properties, Inc.
(g)“Compensation” means wages and salary but exclusive of overtime pay and regularly paid wage premiums (such as evening or shift premiums), commissions, income from stock options or equity compensation awards, bonuses and other compensation, unless otherwise determined by the Committee.
(h)“Designated Subsidiary” means any Subsidiary selected by the Committee.
(i)“Disability” means a “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code or as otherwise determined by the Administrator).
(j)“Effective Date” shall mean the date the Plan becomes effective in accordance with Section 25.

(k)“Eligible Employee” means any individual who is treated as an active employee in the records of the Company or any Designated Subsidiary, regardless of any subsequent reclassification by the Company or by any Designated Subsidiary, any governmental agency, or any court. The Committee, in its discretion, from time to time may, prior to an Offering Date for a particular Offering and for all purchase rights to be granted on such Offering Date under such Offering, determine that the definition of Eligible Employee will or will not include an individual if he or she customarily works not more than twenty (20) hours per week or not more than five (5) months in any calendar year (or, in each case, such lesser period of time as may be determined by the Committee in its discretion). The employment relationship shall be treated as continuing intact while the individual is on military or sick leave or other bona fide leave of absence approved by the Company or the Designated Subsidiary so long as the leave does not exceed three (3) months or if longer than three (3) months, the individual’s right to reemployment is provided by statute or has been agreed to by contract or in a written policy of the Company which provides for a right of reemployment following the leave of absence. The employment relationship shall be treated as continuing intact where an Eligible Employee transfers employment between the Company and Designated Subsidiaries.
(l)“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor law thereto, and the regulations promulgated thereunder.
(m)“Fair Market Value” means, with respect to the Shares, as of any date, (i) the closing per-share sales price of the Shares (A) as reported by the NYSE composite tape for such date or (B) if the Shares are no longer listed on the NYSE but are listed on any other national stock exchange or national market system, as reported on the stock exchange composite tape for securities traded on such exchange for such date, or, with respect to each of clauses (A) and (B), if there were no sales on such date, on the closest preceding date on which there were sales of Shares, or, (ii) in the event there shall be no public market for the Shares on such date, the fair market value of the Shares as determined in good faith by the Committee upon the reasonable application of a reasonable valuation method.
(n)“NYSE” means the New York Stock Exchange.
(o)“Offering” means an offer under the Plan of a purchase right that may be exercised during an Offering Period as further described in Section 2(q). For purposes of this Plan, the Committee may designate separate Offerings under the Plan (the terms of which need not be identical) in which Eligible Employees of one or more Designated Subsidiaries will participate.
(p)“Offering Date” means the first Trading Day of each Offering Period.
(q)“Offering Period” means a period of six (6) months during which a purchase right granted pursuant to the Plan may be offered, or such different period for the offer of the purchase right as may be established by the Committee. In no event shall an Offering Period exceed 27 months. The duration and timing of Offering Periods may be changed pursuant to Section 4.
(r)“Parent” means a “parent corporation” of the Company whether now or hereinafter existing as defined in Section 424(e) of the Code.
(s)“Participant” means any Eligible Employee who participates in the Plan as described in Section 3.
(t)“Participation Election” means any written agreement, enrollment form, contract or other instrument or document (in each case in paper or electronic form) evidencing that an Eligible Employee has elected to become a Participant in the Plan, which may, but need not, require execution by a Participant.
(u)“Purchase Date” means the last Trading Day of each Offering Period.

(v)“Purchase Price” means a per-Share amount to be paid by a Participant to purchase a Share on the Purchase Date. Such Purchase Price shall be established in the manner initially specified by the Committee, and in effect thereafter unless otherwise changed by the Committee, for each Offering prior to an Offering Period and shall be no less than the lower of (i) eighty-five percent (85%) of the Fair Market Value of a Share on the Offering Date for the relevant Offering Period or (ii) eighty-five percent (85%) of the Fair Market Value of a Share on the Purchase Date for the relevant Offering Period. Such Purchase Price may be established by the Committee by any manner or method the Committee determines, pursuant to Section 16.
(w)“Service Company” means Healthpeak OP, LLC.
(x)“Share” means a share of common stock of the Company or such other security of the Company (i) into which such share shall be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or other similar transaction or (ii) as may be determined by the Committee pursuant to Section 16.
(y)“Subsidiary” means (a) a corporation, association or other business entity of which fifty (50) percent or more of the total combined voting power of all classes of capital stock is owned, directly or indirectly, by the Company, the Service Company, and/or by one or more Subsidiaries, (b) any partnership or limited liability company of which fifty percent (50%) or more of the equity interests are owned, directly or indirectly, by the Company, the Service Company and/or by one or more Subsidiaries, and (c) any other entity not described in clauses (a) or (b) above of which fifty (50) percent or more of the ownership and the power (whether voting interests or otherwise), pursuant to a written contract or agreement, to direct the policies and management or the financial and the other affairs thereof, are owned or controlled by the Company, the Service Company and/or by one or more Subsidiaries.
(z)“Trading Day” means a day on which the NYSE is open for trading.
3.Eligibility.
(a)Any Eligible Employee who shall be employed by the Company or a Designated Subsidiary on a given Offering Date for an Offering Period, or if a new hire, during the enrollment period established by the Administrator for the Offering Period, shall be eligible to participate in the Plan, subject to the requirements hereof.
(b)An Eligible Employee may become a Participant in the Plan by completing, within any prescribed enrollment period prior to the applicable Offering Date, a Participation Election (electronic or otherwise) and/or any other forms and following any procedures for enrollment in the Plan as may be established by the Administrator from time to time.
4.Offering Periods. Subject to stockholder approval of the Plan, the first Offering Period under the Plan will commence on June 1, 2025 (or the first administratively feasible date determined by the Committee following shareholder approval of the Plan if not June 1, 2025), and will end on December 1, 2025. Subsequently, the Plan shall be implemented by consecutive six-month Offering Periods with a new Offering Period commencing on each June 1 and December 1, or on such other date as the Committee shall determine, and continuing thereafter until the last day of the respective six-month period or until terminated in accordance with Section 20. Within the limitations set forth in Section 2(q), the Committee shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without shareholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter.

5.Payroll Deductions.
(a)At the time a Participant completes any Participation Election, enrollment form and/or procedure to enroll in the Plan, as provided in Section 3, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount that is not less than one percent (1%) of the Compensation that he or she receives on each pay day during the Offering Period, subject to the $25,000 limitation set forth in Section 7(b), provided that should a pay day occur on a Purchase Date, a Participant shall have the payroll deductions made on such day applied to his or her account under the new Offering Period, in each case, unless otherwise provided by the Administrator and subject to withdrawal by the Participant as provided in Section 10. A Participant’s enrollment in the Plan shall remain in effect for successive Offering Periods unless terminated as provided in Section 10.
(b)Payroll deductions for a Participant shall commence on the first pay day following the Offering Date and shall end on the last pay day in the Offering Period to which such authorization is applicable (subject to Section 5(a)), unless sooner terminated by the Participant as provided in Section 10.
(c)A Participant may discontinue his or her participation in the Plan as provided in Section 10 by completing any forms and following any procedures for withdrawal from the Plan as may be established by the Administrator from time to time. Further, the Participant may increase or decrease payroll deductions by completing any form or following any procedure established by the Administrator from time to time.
(d)At the time that Shares are purchased under the Plan, the Participant must make adequate provision for the Company’s or its Subsidiary’s federal, state, or any other tax liability payable to any authority, national insurance, social security, payment-on-account or other tax obligations, if any, which arise as a result of participation in the Plan, including, for the avoidance of doubt, any liability of the Participant to pay an employer tax or social insurance contribution obligation, which liability has been shifted to the Participant as a matter of law or contract. At any time, the Company or its Subsidiary, as applicable, may, but shall not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company or its Subsidiary, as applicable, to meet applicable withholding obligations, including any withholding required to make available to the Company or its Subsidiary, as applicable, any tax deductions or benefits attributable to sale or early disposition of Shares by the Eligible Employee. Where necessary to avoid negative accounting treatment, the Company or its Subsidiary shall withhold taxes at the applicable statutory minimum withholding rates.
6.Grant of Purchase Right. On the Offering Date of each Offering Period, each Eligible Employee participating in such Offering Period shall be granted a purchase right to purchase on each Purchase Date during such Offering Period (at the applicable Purchase Price) up to a number of Shares determined by dividing such Eligible Employee’s payroll deductions accumulated prior to such Purchase Date by the applicable Purchase Price, provided, however, that such purchase shall be subject to the limitations set forth herein. The Committee may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of Shares that an Eligible Employee may purchase during each Offering Period. The purchase of Shares pursuant to the purchase right shall occur as provided in Section 7, unless the Participant has withdrawn pursuant to Section 10. Each purchase right expires on the last day of the Offering Period.
7.Purchase of Shares.
(a)Unless a Participant withdraws from the Plan as provided in Section 10, on the Purchase Date, the maximum number of whole Shares as may be purchased with the accumulated payroll deductions in the Participant’s account shall be purchased for such Participant at the applicable Purchase Price, subject to Section 7(b). Unless specifically permitted by the Committee, fractional shares shall not be purchased, and in such event, any payroll deductions accumulated in a Participant’s account which are not sufficient to purchase a full Share shall, at the discretion of the Committee, be returned to the

Participant or be retained in the Participant’s account for the subsequent Offering Period, subject to earlier withdrawal by the Participant as provided in Section 10. During a Participant’s lifetime, Shares may be purchased pursuant to the Participant’s purchase right only by the Participant.
(b)In no event shall the aggregate amount of a Participant’s payroll deductions under the Plan during any calendar year exceed $25,000.
(c)If the Committee determines that, on a given Purchase Date, the number of Shares with respect to which purchase rights are to be exercised may exceed (i) the number of Shares that were available for sale under the Plan on the Offering Date of the applicable Offering Period, or (ii) the number of Shares available for sale under the Plan on such Purchase Date, the Committee shall make a pro-rata allocation of the Shares available for purchase on such Purchase Date in as uniform a manner as shall be practicable to be equitable among all Participants exercising purchase rights on such Purchase Date. The Committee may make a pro-rata allocation of the Shares available on the Offering Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional Shares for issuance under the Plan by the Company’s stockholders subsequent to such Offering Date. In such event, any residual payroll deductions accumulated in a Participant’s account which are not used to purchase Shares shall be promptly refunded to the relevant Participant or beneficiary, as applicable.
8.Delivery. By enrolling in the Plan, each Participant shall be deemed to have authorized the establishment of a brokerage account on his or her behalf at a securities brokerage firm selected by the Company. Alternatively, the Company may provide for Plan share accounts for each Participant to be established by the Company or by an outside entity selected by the Committee which is not a brokerage firm. As soon as reasonably practicable after each Purchase Date on which a purchase of Shares occurs, the Company shall arrange for the delivery to each Participant of the Shares purchased upon exercise of his or her purchase right to the Participant’s brokerage or Plan share account in a form determined by the Company. Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by any applicable law, rule or regulation, the Company shall not deliver to any Participant certificates evidencing Shares issued in connection with any purchase under the Plan, and instead such Shares shall be recorded in the books of the brokerage firm or, as applicable, the Company, its transfer agent, stock plan administrator or such other outside entity which is not a brokerage firm.
9.Post-Purchase Holding Period. Unless otherwise determined by the Administrator, each Participant shall be required to hold the Shares purchased under the Plan for at least one year after the Purchase Date, subject to earlier disposition upon death of the Participant or for limited hardship exceptions as approved by the Administrator.
10.Withdrawal.
(a)A Participant may decide not to purchase Shares on a given Purchase Date and opt to withdraw all, but not less than all, of the payroll deductions credited to his or her account and not yet used to purchase Shares under the Plan at any time by giving notice in a form or manner prescribed by the Administrator from time to time, except that no withdrawals shall be permitted for the ten (10) business day period immediately preceding each Purchase Date, or as may be specified by the Administrator in its discretion. All of the Participant’s payroll deductions credited to his or her account shall, at the discretion of the Administrator, (i) be retained in the Participant’s account and used to purchase Shares at the next Purchase Date, or (ii) be paid to such Participant as soon as reasonably practicable after receipt of notice of withdrawal and such Participant’s purchase right for the Offering Period shall be terminated automatically, and no further payroll deductions for the purchase of Shares shall be made for such Offering Period. If a Participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless he or she satisfactorily completes the process to re-enroll in the Plan as prescribed by the Administrator from time to time.

(b)A Participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or in succeeding Offerings which commence after the termination of the Offering Period from which he or she has withdrawn.
11.No Right to Employment. Participation in the Plan by a Participant shall not be construed as giving a Participant the right to be retained as an employee of the Company or a Subsidiary, as applicable. Furthermore, the Company or a Subsidiary may dismiss a Participant from employment at any time, free from any liability or any claim under the Plan.
12.Termination of Employment. Unless otherwise determined by the Administrator, upon a Participant’s ceasing to be an Eligible Employee, due to termination of employment for any reason (other than death or Disability), he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such Participant’s account during the Offering Period but not yet used to purchase Shares under the Plan shall be returned to such Participant and such Participant’s purchase right shall be terminated automatically. Unless otherwise determined by the Administrator, upon a Participant’s ceasing to be an Eligible Employee, due to termination of employment on account of death or Disability, the Participant or, in the case of his or her death, the person or persons entitled thereto under Section 17 may elect to (i) purchase Shares on the next applicable Purchase Date, as may be purchased with the accumulated payroll deductions in the Participant’s account in accordance with the terms of the Plan and Section 7 or (ii) elect to withdraw from the Plan as described in this Section 12.
13.Interest. No interest will accrue on the payroll deduction contributions of a Participant in the Plan, except as may be required by applicable law, as determined by the Administrator.
14.Shares Available for Purchase under the Plan.
(a)Basic Limitation. Subject to adjustment pursuant to Section 15, the aggregate number of Shares authorized for sale under the Plan is twenty million (20,000,000) Shares. If any purchase right granted under the Plan shall for any reason terminate without having been exercised, the Shares not purchased under such purchase right shall again become available for issuance under the Plan.
(b)Rights as an Unsecured Creditor. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of or broker selected by the Company), a Participant shall only have the rights of an unsecured creditor with respect to such Shares, and no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to such Shares.
(c)Sources of Shares Deliverable at Purchase. Any Shares issued after purchase may consist, in whole or in part, of authorized and unissued or reacquired Shares, including Shares purchased on the open market, or of treasury Shares.
15.Adjustments for Changes in Capitalization and Similar Events.
(a)Changes in Capitalization. Subject to any required action by the stockholders of the Company, the maximum number of Shares that shall be made available for sale under the Plan, the maximum number of Shares that each Participant may purchase during the Offering Period (pursuant to Section 6) or over a calendar year under the $25,000 limitation (pursuant to Section 7(b)), and the per Share price used to determine the Purchase Price shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from any nonreciprocal transaction between the Company and its stockholders (such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend) that affects the Shares (or other securities of the Company) or the price of Shares (or other securities) and causes a change in the per share value of the Shares underlying outstanding purchase rights. Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. The Committee may not delegate its authority to make adjustments pursuant to this paragraph. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to a purchase right.
(b)Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company as contemplated by Section 2(c), the Offering Period then in progress shall be shortened by setting a new Purchase Date (the “New Purchase Date”) and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Committee. The New Purchase Date shall be before the date of the Company’s proposed dissolution or liquidation. The Administrator shall notify each Participant in writing, at least ten (10) business days prior to the New Purchase Date, that the Purchase Date for the Participant’s purchase right has been changed to the New Purchase Date and that Shares shall be purchased automatically for the Participant on the New Purchase Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10.
(c)Change in Control. In the event of a Change in Control, each outstanding purchase right shall be assumed or continued or an equivalent purchase right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation or Parent or Subsidiary thereof refuses to assume or substitute for the purchase right, the Offering Period then in progress shall be shortened by setting a New Purchase Date and shall end on the New Purchase Date. The New Purchase Date shall be before the date of the Company’s proposed Change in Control.
16.Administration.
(a)Authority of the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have sole and plenary authority to administer the Plan, including, without limitation, the authority to:
(i)construe, interpret, reconcile any inconsistency in, correct any default in and supply any omission in, and apply the terms of the Plan and any Participation Election or other instrument or agreement relating to the Plan;
(ii)determine eligibility and adjudicate all disputed claims filed under the Plan, including which entities shall be Designated Subsidiaries;
(iii)determine the terms and conditions of any purchase right to purchase Shares under the Plan;
(iv)establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan;
(v)amend an outstanding purchase right or grant a replacement purchase right for a purchase right previously granted under the Plan if, in the Committee’s discretion, it determines that (A) the tax consequences of such purchase right to the Company or the Participant differ from those consequences that were expected to occur on the date the purchase right was granted, or (B) clarifications or interpretations of, or changes to, tax law or regulations permit purchase rights to be granted that have more favorable tax consequences other than initially anticipated; and
(vi)make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

Notwithstanding any provision to the contrary in this Plan, the Committee may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures for jurisdictions outside of the United States, as applicable. The Committee may assign any of its administrative tasks set forth in this paragraph to the Administrator, including the designation of a Designated Subsidiary under the Plan, unless constrained by applicable law. However, the Committee may not delegate its authority to make adjustments pursuant to Section 16(a).
(b)Committee Decisions. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any right to purchase Shares granted under the Plan made by the Committee or its delegate, including, but not limited to decisions of the Administrator in fulfilling its duties under the Plan, shall be final, conclusive, and binding upon all persons, including the Company, Designated Subsidiary, Participant, Eligible Employee, or any beneficiary of such person, as applicable.
(c)Indemnification. To the extent allowable pursuant to applicable law, each member of the Board, the Committee, the Administrator or any employee of the Company, or a Designated Subsidiary (each such person, a “Covered Person”) shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such Covered Person in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided, however, that he or she has acted in accordance with his or her duties and responsibilities to the Company under applicable law, and provided that he or she gives the Company an opportunity, at its own expense, to handle and defend any claim, action, suit, or proceeding to which he or she is a party before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such Covered Persons may be entitled pursuant to the Company’s charter or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
17.Death. Unless otherwise provided in an enrollment form or procedures established by the Administrator from time to time, in the event of the Participant’s death, any accumulated payroll deductions not used to purchase Shares shall be paid to and any Shares credited to his or her brokerage or Plan share account shall be transferred to the Participant’s heirs or estate as soon as reasonably practicable following the Participant’s death.
18.Transferability. Payroll deductions credited to a Participant’s account and any rights with regard to the purchase of Shares pursuant to a purchase right or to receive Shares under the Plan may not be assigned, alienated, pledged, attached, sold or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 17) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Committee may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10.
19.Use of Funds. All payroll deductions received by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions. Until Shares are issued, Participants shall only have the rights of an unsecured creditor.
20.Amendment and Termination.
(a)Subject to any applicable law or government regulation and to the rules of the NYSE or any successor exchange or quotation system on which the Shares may be listed or quoted, the Plan may be amended, modified, suspended or terminated by the Committee without the approval of the stockholders of the Company. This termination authority may not be delegated. Except as provided in Section 16, no amendment may make any change in any purchase right previously granted which adversely affects the rights of any Participant or any beneficiary (as applicable) without the consent of the affected Participant or beneficiary. To the extent necessary to comply with applicable law, regulation or stock exchange rule, the Company shall obtain stockholder approval of any amendment in such a manner and to such a degree as required.
(b)Without stockholder approval and without regard to whether any Participant rights may be considered to have been “adversely affected,” the Committee or its delegate, including the Administrator, in each case to the extent permitted under the terms of the Plan, applicable law, the Bylaws of the Company and under the Committee Charter, may change the Offering Periods, limit the frequency or number of changes in the amount withheld by payroll deduction during an Offering Period, permit payroll withholding in excess of the amount designated by a Participant to adjust for delays or mistakes in the Company’s processing of properly completed Participant Elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Shares for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Committee deems appropriate.
21.Notices. All notices or other communications by a Participant to the Company, the Committee or the Administrator under or in connection with the Plan shall be deemed to have been duly given when received in the form and manner specified by the Administrator at the location, or by the person, designated by the Administrator for the receipt thereof.
22.Conditions Upon Issuance of Shares.
(a)Shares shall not be issued with respect to a purchase right unless the purchase of Shares pursuant to such purchase right and the issuance and delivery of such Shares comply with all applicable law. This may include, without limitation, federal, state and local rules and regulations promulgated under securities laws, and the requirements of any stock exchange upon which the Shares may then be listed. Share issuance is subject to the approval of counsel for the Company with respect to such compliance. In the event that any payroll deductions cannot be used to purchase shares due to noncompliance with applicable rules and regulations, such payroll deductions shall be promptly refunded to the relevant Participant or beneficiary, as applicable.
(b)As a condition to the purchase of Shares pursuant to a purchase right, the Company may require the person on whose behalf Shares are purchased to represent and warrant at the time of any such purchase that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the applicable provisions of law described in subsection (a) above.
23.Share Issuance. All Shares delivered under the Plan pursuant to the exercise of a purchase right to purchase Shares shall be subject to such stop-transfer orders and other restrictions as the Company may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, the NYSE or any other stock exchange or quotation system upon which such Shares or other securities are then listed or reported and any applicable Federal or state laws, and the Company may take whatever steps are necessary to effect such restrictions.
24.Term of Plan. The Plan shall terminate on the earlier of (i) the date the Plan is terminated by the Committee in accordance with Section 20 and (ii) the date on which all purchase rights are exercised in connection with a dissolution or liquidation pursuant to Section 15(b) or Change in Control pursuant to Section 15(c). No further purchase rights shall be granted or Shares purchased, and no further payroll deductions shall be collected under the Plan following such termination.
25.Stockholder Approval. The Plan will become effective upon approval by the Committee. The Plan will not be presented for approval by the Company stockholders until the annual stockholder meeting to be held in April 2025. If the Company stockholders do not approve the Plan, any amounts deducted from Participants will be refunded to the Participants and the Plan will terminate.
26.Section 409A; Tax Qualification.
(a)Purchase rights granted under the Plan are intended to be exempt from the application of Section 409A of the Code. Subject to Section 26(b), in the case of a Participant who would otherwise be subject to Section 409A of the Code, to the extent the Committee determines that a purchase right or the exercise, payment, settlement or deferral is subject to Section 409A of the Code, the purchase right shall be granted, exercised, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Anything in the foregoing to the contrary notwithstanding, the Company shall have no liability to a Participant or any other party if the purchase right that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Company with respect thereto.
(b)Although the Company may endeavor to avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan, including Section 26(a). The Company is not constrained in its corporate activities by any potential negative tax impact on Participants under the Plan.
27.Severability. If any particular provision of this Plan is found to be invalid or otherwise unenforceable, such determination shall not affect the other provisions of the Plan, but the Plan shall be construed in all respects as if such invalid provision were omitted.
28.Governing Law and Jurisdiction. Except to the extent that provisions of this Plan are governed by applicable provisions of the Code or any other substantive provision of federal law, this Plan shall be construed in accordance with the laws of the state of Maryland, without giving effect to the conflict of laws principles thereof.
29.Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan.